EXHIBIT 4(a)

                                                                   03/24/98
                          RESTATED ARTICLES OF INCORPORATION
                                          OF
                              THE MONTANA POWER COMPANY

               Pursuant to the provisions of Section 58 of the Montana Business Corporation Act, the undersigned Corporation adopts the following Restated Articles of Incorporation:

               ARTICLE I. The name of the Corporation is The Montana Power Company.

               ARTICLE II.    The  objects  and  purposes  for   which  The
          Montana Power Company is formed are as follows:

               To manufacture, produce, generate, store, acquire, purchase, sell, control, use, dispose of, transmit, distribute and supply electricity and electrical energy or any other power or force in any form and for any purpose whatsoever;

               To purchase, lease or otherwise acquire, hold, use, operate, sell, lease, or otherwise dispose of machinery, generators, motors, plants, apparatus, devices and supplies of every kind pertaining to or otherwise connected with the production, use, transmission, distribution, regulation, control or application of electricity or electrical energy;

               To transform power generated by hydraulic or other plants into electrical or other energy for any and all purposes;

               To purchase, mine, produce, process, sell, distribute, use, lease, or otherwise acquire, use, or dispose of coal, coal mines, coal properties, machinery, appliances, and equipment of every kind and nature whatsoever used or useful in connection with the mining, production, transportation, use, sale or disposition of coal, coal mines or coal properties;

               To purchase, lease or otherwise acquire, hold, use, operate, sell, lease or otherwise dispose of all water rights, water powers and water privileges;

               To construct, purchase or otherwise acquire, hold, use, operate, sell, lease or otherwise dispose of hydraulic, electric and other works, plants, buildings, machinery, equipment, pipe lines, distributing systems, transmission lines, dams, flumes, ditches, canals, apparatus, devices or processes for use in connection with such works;

               To acquire, buy, hold, own, sell, lease, exchange, dispose of, transmit, distribute, deal in, use, manufacture, produce, furnish and supply bus service, natural or artificial gas, light, heat, ice, refrigeration, water and steam in any form and for any purposes whatsoever, and any power or force or energy in any form and for any purposes whatsoever;

               To construct, purchase, lease or otherwise acquire, hold, use, operate, sell, lease or otherwise dispose of natural gas, manufactured gas, gas works, gas plants, gas transmission systems, distributing systems, gas reserves, gas rights, gas storage fields and facilities and all properties of any kind whatsoever used or useful in the gas business, together with licenses, permits, authorizations or consents of every kind and nature whatsoever which may be used or useful in connection with any or all of the foregoing;

               To purchase or otherwise acquire, hold, use, operate, sell, lease or otherwise dispose of machinery, engines, mechanical devices and articles of every character and description;

               To acquire, build, construct, equip, own and operate street railways and other railway properties of all kinds and descriptions and with any kind of motive power, and to sell and lease the same, but the powers in this paragraph set forth shall be exercised only in connection with and as part of the other objects and purposes referred to in this Article;

               To purchase or otherwise acquire, hold, use, operate, sell, lease, or otherwise dispose of such real and personal estate, property rights, rights-of-way, easements, privileges, grants, consents and franchises, individually or in association with others, as may be necessary for or appropriate to or useful in connection with the business and purposes of the company;

               To apply for, purchase or otherwise acquire, and to hold, use, own, operate and to sell, assign or otherwise dispose of, and to grant or receive licenses in respect of or otherwise to turn to account any and all inventions, improvements, patents, patent rights, processes, trademarks and trade names, secured by or issued under the laws of the United States of America or of any other government or country;

               To acquire by purchase or otherwise, and to hold, invest in, sell, or otherwise dispose of the shares, bonds, debentures and other evidences of indebtedness of any persons, firms, associations and corporations, including the Corporation created by these Articles; and when owner of any such shares, bonds, debentures, securities or other obligations, to exercise all the rights, powers and privileges of ownership, including the right to vote thereon for any and all purposes; to aid in any manner any corporation whose shares, bonds, debentures or other obligations are owned or held by it, or in the shares, bonds, debentures, securities or other obligations of which it is in any way interested; and to guarantee the shares, bonds, debentures, securities or other act or thing for the preservation, protection, improvement or enhancement of the value of any such shares, bonds, debentures, securities or obligations;

               To construct, operate and maintain facilities for the service of water to the public;

               Without limitation to hold, purchase, mortgage and convey real and personal property of every kind and description in any state or territory of the United States or elsewhere;

               In general, to do all such things as are incidental or conducive to the accomplishment of the foregoing purposes, and to engage in any and all lawful business whatever necessary or convenient therefor, with all rights, privileges and powers now or hereafter granted by the State of Montana to corporations.

               ARTICLE III. Unless and until changed in the manner provided by law, the address of the registered office of the Corporation in the State of Montana is 40 East Broadway, Butte, and the name of its registered agent at such address is R. M. Ralph.

               ARTICLE IV. The period of duration of this Corporation shall be perpetual.

               ARTICLE V. The number of Directors of this Corporation shall be fixed by the Bylaws, but shall be not less than three (3) nor more than eighteen (18). In the absence of a Bylaw fixing the number of directors, the number of Directors shall be eleven (11). Notwithstanding anything contained in these Articles (including Article VIII hereof) or in the Bylaws of the Corporation to the contrary (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles or the Bylaws of the Corporation), any amendment, alteration, change or repeal of, or the adoption of any provision inconsistent with, this Article V or Section 11 of the Bylaws of the Corporation by shareholders shall require the affirmative vote of the holders of at least two-thirds of the shares of the Corporation entitled to vote thereon.

               ARTICLE VI. No Director of the Corporation shall be personally liable to the Corporation or its shareholders for money damages for any actions taken or any failure to take any action, as a Director, except liability for: (a) the amount of a financial benefit received by a Director to which the Director is not entitled; (b) an intentional infliction of harm on the corporation or its shareholders; (c) a violation of 35-1-713 of the Montana Code Annotated; or, (d) an intentional violation of criminal law. No amendment to or repeal of this Article VI shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

               ARTICLE VII. The aggregate number of shares which the Corporation has authority to issue is 125,000,000 shares without nominal or par value, consisting of 5,000,000 Preferred shares and 120,000,000 Common shares.

               (a) The Preferred shares shall be issued from time to time in one or more series. The shares of any such series shall bear such distinctive serial designation as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares from time to time adopted by the Board of Directors; and in such resolution or resolutions providing for the issue of shares of each particular series, the Board of Directors is expressly empowered to fix:

                     1. The dividend rate for the particular series, and the date or dates from which dividends on shares of such series shall be cumulative;

                     2. The terms on which the shares of the particular series may be redeemed;

                     3. The amount which shall be paid to the holders of shares of the particular series in the case of dissolution or any distribution of assets; and

                     4. The terms or amount of any sinking fund provided for the purchase or redemption of the shares of the particular series.

                    All of the Preferred shares of any one series shall be identical in all respects, except as to the dates from which dividends thereon shall be cumulative; and all of the Preferred shares shall be of equal rank, regardless of series, and shall be identical in all respects except as herein otherwise provided.

          Fourth Series
          -------------

               The Fourth Series of Preferred Stock of the Company (the "Fourth Series"), consists of 500,000 shares designated as "Preferred Stock, $6.875 Series," and has the relative rights, preferences and limitations as set fourth in these Restated Articles of Incorporation, and as follows:

               (A) The dividend rate for the Fourth Series shall be $6.875 per share per annum; quarterly periods ending January 31, April 30, July 31 and October 31 of each year hereby are established as the regular dividend periods for the shares of such Series and dividends for such periods shall be payable, in arrears, on February 1, May 1, August 1, and November 1 of each year; provided, however, the first dividend shall be payable, in arrears, on February 1, 1994, for the period from the date of the original issue through January 31, 1994; and dividends on shares of the Fourth Series shall be cumulative from the date of original issue;

               (B) The shares of the Fourth Series shall not be redeemable prior to November 1, 2003; the shares shall be redeemable, at the option of the Company, in whole or in part, at any time upon not less than thirty (30) days' notice, on and after November 1, 2003, at the redemption prices per share set forth below, plus, in each case, accumulated but unpaid dividends to the date of redemption:

                         Redemption Period                 Price

          November 1, 2003 to October 31, 2004              $103.438
          November 1, 2004 to October 31, 2005              $103.094
          November 1, 2005 to October 31, 2006              $102.750
          November 1, 2006 to October 31, 2007              $102.406
          November 1, 2007 to October 31, 2008              $102.063
          November 1, 2008 to October 31, 2009              $101.719
          November 1, 2009 to October 31, 2010              $101.375
          November 1, 2010 to October 31, 2011              $101.031
          November 1, 2011 to October 31, 2012              $100.688
          November 1, 2012 to October 31, 2013              $100.344
          November 1, 2013 and thereafter                   $100.000

               (C) The amount which shall be paid to the holders of shares of the Fourth Series in the event of any liquidation, dissolution or winding up of the affairs of the Company or any distribution of its capital, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of Common Stock, shall be $100 per share, plus accumulated but unpaid dividends.

               (b) The holders of Preferred shares at the time outstanding shall be entitled to receive dividends when and as declared by the Board of Directors, out of the surplus or net profits of the Corporation, payable in the case of each series at the annual dividend rate for that particular series theretofore fixed by the Board of Directors as hereinbefore provided. Such dividends on Preferred shares shall be cumulative from the date or dates theretofore fixed for the purpose by the Board of Directors, as hereinbefore provided, so that if dividends on all outstanding shares of each particular series of the Preferred shares, at the annual dividend rate fixed by the Board of Directors, as hereinbefore provided, shall not have been paid or declared and set apart for payment for all past dividend periods and for the current dividend periods, the deficiency shall be fully paid or dividends equal thereto declared and set apart for payment at said rate, but without interest, before any dividends on the Common shares shall be paid or declared and set apart for payment. No dividends shall be paid or declared and set apart for payment on any series of Preferred shares for any particular dividend period unless at the same time all unpaid dividends, if any, on all the outstanding Preferred shares for all dividend periods terminating prior to or concurrently with the termination of such particular dividend period shall be paid or declared and set apart for payment thereon. Dividends may be paid upon the Common shares only when dividends at the respective annual dividend rates fixed by the Board of Directors, as hereinbefore provided, upon all the outstanding Preferred shares shall have been paid or declared and set apart for payment for all past dividend periods and for the then current dividend periods, but whenever there shall have been paid or declared and set apart for payment all such dividend upon the Preferred shares, as aforesaid, then dividends upon the Common shares may be declared payable then or thereafter out of any surplus or net profits then remaining. The holders of shares of each series of the Preferred shares shall not be entitled to receive any dividends thereon other than the aforesaid dividends at the annual dividend rate for the particular series fixed by the Board of Directors, as hereinbefore provided.

                    Dividends may also be declared and paid in cash out of depletion reserves in the manner and to the extent provided by law.

               (c) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation or any distribution of capital, whether voluntary or involuntary, the holders of Preferred shares at the time outstanding shall be entitled to be paid the amount fixed by the Board of Directors, as hereinbefore provided, before any distribution or payment shall be made to the holders of Common shares. The holders of the Preferred shares shall not be entitled to receive any distributive amounts upon the liquidation, dissolution or winding up of the affairs of the Corporation or upon any distribution of capital other than the distributive amounts at the rates for the respective series fixed by the Board of Directors, as hereinbefore provided, but, after such payment to the holders of the Preferred shares, the remaining assets and funds of the Corporation (subject to the rights of any class of shares hereafter authorized) shall be divided and distributed among the holders of the Common shares alone according to their respective shares.

               (d) A consolidation, merger or amalgamation of the Corporation with or into any other corporation or corporations shall not be deemed a distribution of assets of the Corporation within the meaning of any of the provisions hereof.

               (e) Except as hereinafter otherwise provided, each holder of record of Preferred or Common shares shall be entitled to one vote for each share of stock held by him, except that holders of Preferred shares shall not be entitled to notice of or to vote at any annual or special meeting of shareholders called for the purpose of redeeming the whole or any part of the Preferred shares at the time outstanding, and except that at all elections for Directors, each holder of Preferred or Common shares shall be entitled to as many votes as shall equal the number of his Preferred or Common shares multiplied by the number of Directors to be elected, and may cast all of such votes in person or by proxy for a single Director, or may distribute them among the number to be voted for, or any two or more of them as he may see fit.

               (f) No holder of Preferred shares shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever, or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized or whether issued for cash, for a consideration other than cash or by way or dividend.

               (g) Upon any issue for money or other consideration of any shares of the Corporation that may be authorized from time to time, no holder of shares, irrespective of the kind of such shares, shall have any preemptive or other right to subscribe for, purchase or receive any proportionate or other share of the shares so issued, but the Board of Directors may dispose of all or any portion of such shares as and when it may determine free of any such rights, whether by offering the same to shareholders or by sale of other disposition, as said Board may deem advisable.

               (h)  The Corporation may redeem the whole or any part of the
          Preferred shares at the time outstanding, or the whole or any part of any series thereof, at any time or from time to time, upon the terms fixed by the Board of Directors as hereinbefore provided for the redemption of the Preferred shares to be redeemed; provided, however, that no Preferred shares of the $6 Series, the $4.20 Series or the $2.15 Series shall be redeemed without either the written consent, or the affirmative vote at any annual meeting or at any special meeting called for that purpose, of the holders of record of a majority of the Common shares issued and outstanding. If less than all of the shares of any particular series of the Preferred shares are to be redeemed, the shares of such series to be redeemed shall be selected in such manner as the Board of Directors or the Executive Committee shall determine. The Board of Directors by the vote or consent of two-thirds (2/3) of all of the members thereof shall have the power to select for redemption any particular share or shares of the Preferred shares to be redeemed, designating the share or shares of such Preferred shares so selected by the number or numbers appearing on the then outstanding certificate or certificates representing the shares so selected. Notice of intention of the Corporation to redeem Preferred shares and of the date and place of redemption shall be mailed not less than thirty (30) days (or in case the Board of Directors shall have fixed a longer period as hereinbefore provided, then not less than such longer period) before the date of redemption to each holder of record of the shares to be redeemed, at his last known post office address as shown by the records of the Corporation. The holders of any Preferred shares so called for redemption shall, on the redemption date specified in such notice, cease to be shareholders of the Corporation with respect to such shares and all rights with respect to such Preferred shares so called for redemption shall, on such redemption date, cease and terminate except only the right of the holders thereof to receive the redemption price therefor without interest.

               At any time after such notice of redemption of any Preferred shares has been mailed or otherwise given, the Corporation may deposit, or may cause its nominee to deposit, the aggregate redemption price (or the portion thereof not already paid in the redemption of shares so to be redeemed) with any bank or trust company in the State of Montana having a capital and undivided surplus of not less than $500,000 named in a notice mailed to holders of the shares called for redemption and represented by certificates not theretofore surrendered, payable in the proper amounts to the respective orders of the record holders of such shares to be redeemed on endorsement, if required, and surrender of their certificates for said shares, and from and after the making of such deposit said holders shall have no interest in or claim against the Corporation or its nominee, with respect to said shares, but shall be entitled only to receive said moneys from said bank or trust company, without interest, on endorsement, if required, and surrender of their certificates as aforesaid. The Corporation shall be entitled to receive from any such bank or trust company the interest, if any, allowed by said bank or trust company on any moneys deposited as in this paragraph provided, and the holders of any shares so redeemed shall have no claim to any such interest. Any moneys so deposited and remaining unclaimed at the end of six years from the date fixed for redemption shall, if thereafter requested by resolution of the Board of Directors or of the Executive Committee, be repaid to the Corporation, and in the event of such repayment to the Corporation, such holders of record of the shares so redeemed as shall not have made claim against such moneys prior to such repayment to the Corporation, shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as above-stated for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest. If such deposit shall be made by the nominee of the Corporation, as aforesaid, such nominee shall upon such deposit become the owner of the shares with respect to which such deposit is made, and certificates for shares may be issued to such nominee in evidence of such ownership.

               The  Corporation  may  require  any  shares  so  called  for redemption to be delivered, duly assigned to a nominee of the Corporation upon payment by such nominee in the manner hereinabove provided of all amounts payable on such redemption with respect to said shares. Any shares delivered to or acquired by the nominee of the Corporation under the provisions hereof shall be converted into or exchanged for such other securities of the Corporation and on such terms as on or before such delivery or acquisition may have been provided by the Corporation in accordance with the next three paragraphs hereof.

               The Corporation from time to time may resell any of its own shares purchased or otherwise acquired by it as herein provided for at such price as may be fixed by its Board of Directors or Executive Committee.

               The Corporation, in order to acquire funds with which to redeem any Preferred shares of any class, may issue and sell shares of any class then authorized but unissued, bonds, notes, evidences of indebtedness or other securities.

               The Board of Directors of the Corporation may at any time authorize the conversion or exchange of the whole or any particular share or shares of the outstanding Preferred shares of any class, with the consent of the holder or holders thereof, into or for shares of any other class at the time of such consent authorized but unissued and may fix the terms and conditions upon which such conversion or exchange may be made; provided that without the consent of the holders of record of two-thirds (2/3) of the Common shares outstanding given at a meeting of the holders of the Common shares called and held as provided by the Bylaws or given in writing without a meeting, the Board of Directors shall not authorize the conversion or exchange of any Preferred shares of any class into or for Common shares or authorize the conversion or exchange of any Preferred shares of any class into or for Preferred shares of any other class, if by such conversion or exchange the amount which the holders of the shares so converted or exchanged would be entitled to receive either as dividends or shares in distribution of assets in preference to the Common shares would be increased.

               The Board of Directors shall have full power and authority, subject to the limitations and provisions herein contained, to prescribe the manner in which and the terms and conditions upon which Preferred shares shall be redeemed from time to time.

               (i) Except as herein otherwise provided, upon the vote of a majority of all of the Directors of the Corporation and of the holders of record of a majority of the total number of shares then issued and outstanding and entitled to vote on such question as herein stipulated, irrespective of class (or if the vote of a larger number or different proportion of shares is required by the laws of the State of Montana, notwithstanding the above agreement of the shareholders of the Corporation to the contrary, then upon the vote of the larger number or different proportion of shares so required), the Corporation may from time to time create or authorize one or more other classes of shares with such preferences, designations, rights, privileges, powers, restrictions, limitations and qualifications as may be determined by said vote, which may be the same as or different from the preferences, designations, rights, privileges, powers, restrictions, limitations and qualifications of the classes of shares of the Corporation then authorized. Any vote authorizing the creation of a new class of shares may provide that all moneys payable by the Corporation with respect to any class of shares thereby authorized shall be paid in the money of any foreign country named therein or designated by the Board of Directors pursuant to authority therein granted. Any such vote may authorize any shares of any class then authorized but unissued to be issued as shares of such new class or classes.

               So long as any of the Preferred shares are outstanding, the Corporation shall not, without the consent (given by a vote at a meeting called for that purpose) of the holders of at least two-thirds of the total number of the Preferred shares then outstanding.

                     1. Create or authorize any new shares ranking prior to the Preferred shares as to dividends, in liquidation, dissolution, winding up or distribution, or create or authorize any security convertible into such shares; or

                     2. Amend, alter, change or repeal any of the express terms of the Preferred shares then outstanding in a manner substantially prejudicial to the holders thereof.

               (j) All shares of the Corporation without nominal or par value, whether authorized by these Articles or by subsequent increase of capital or pursuant to any amendment hereof, may be issued from time to time for such consideration as may be fixed from time to time by the Board of Directors, and authority to the Board of Directors so to fix such consideration is hereby granted by the shareholders; and any and all shares so issued, the full consideration for which shall have been paid or delivered, shall be conclusively deemed to be fully paid and nonassessable and the holders thereof shall not be liable to the Corporation or its creditors in respect thereof.

               At the time of the issue of any shares without nominal or par value, the Board of Directors may determine conclusively in the exercise of their reasonable discretion what capital valuation shall be placed upon any property (other than money) acquired by the Corporation in payment upon original issue of any of its shares without nominal or par value.

               (k) The Corporation may issue securities, notes, bonds, debentures or other obligations convertible into shares of any class, in the amounts and on such terms as may be provided by resolution of the Board of Directors; provided, however, that the shares issued upon conversion thereof shall not have prior or superior rights and preferences to the shares of any class outstanding at the time the convertible securities, notes, bonds, debentures or other obligations are issued, and the issuance of such shares shall not substantially prejudice the holders of shares of any class outstanding at the time such convertible securities, notes, bonds, debentures or other obligations are issued.

                     1. The Corporation may issue notes, bonds, debentures and other obligations of the Corporation in such amounts and upon such terms and conditions as may be authorized by resolution of the Board of Directors.

               ARTICLE VIII. Unless the laws of the State of Montana otherwise provide, any action which at any meeting of shareholders requires the vote, assent or consent of two-thirds (2/3) in interest of all the shareholders or of two-thirds (2/3) in interest of each class of shareholders having voting powers, or which requires such assent or consent in writing to be filed, may be taken upon the assent of and the assent given and filed of two-thirds (2/3) in interest of the shareholders present and voting at such meeting in person or by proxy; provided that where assent by classes is required, such assent shall be given by two-thirds (2/3) in interest of each class so present and voting.

               ARTICLE IX. The Board of Directors may appoint from the Directors an Executive Committee, of which a majority shall constitute a quorum, and to such extent as shall be provided in the Bylaws, such Executive Committee shall have and may exercise all of the delegable powers of the Board of Directors, including power to cause the seal of the Corporation to be affixed to all papers that may require it.

               The power of appointment of committees (other than the Executive Committee) and of Officers (other than the President, the Vice Presidents, the Secretary and the Treasurer) and other persons employed by the Company may to the extent permitted by the Bylaws be delegated by the Board of Directors to the President or to the Executive Committee.

               The Board of Directors shall have the power from time to time to fix and to determine and to vary the amount of the working capital of the Corporation, and to direct and determine the use and disposition of any surplus or net profits over and above the capital paid in.

               The Board of Directors from time to time shall determine whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to the inspection of the shareholders, and no shareholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by Statute or authorized by the Board of Directors, or by a resolution of the shareholders.

               ARTICLE X. The shareholders may alter or amend the Bylaws of the Corporation by a majority vote (or if required by the laws of the State of Montana, a larger number or different proportion of the shares outstanding) of all the outstanding shares of the Corporation entitled to vote given at any meeting duly held as provided in the Bylaws, the notice of which includes notice of the proposed alterations or amendment. The Board of Directors may also alter or amend the Bylaws at any time by affirmative vote of a majority (or if required by the laws of the State of Montana, a larger number or different proportion of the members of the Board of Directors) of the Board of Directors given at a duly convened meeting of the Board of Directors, the notice of which includes notice of the proposed alterations or amendments, subject to the power of shareholders to change or repeal such Bylaws; provided that the Board of Directors shall not make or alter any Bylaw fixing their qualifications or changing the number of shares required to constitute a quorum for a shareholders' meeting.

               ARTICLE XI. A. In addition to any affirmative vote required by law or under any other provision of these Restated Articles of Incorporation, and except as otherwise expressly provided in paragraph B., a Business Combination (as hereinafter defined) shall require the affirmative vote of the holders of at least 70 percent of the outstanding shares of Capital Stock (as hereinafter defined) of the Corporation entitled to vote generally in the election of Directors ("Voting Shares"). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

               B. The provisions of paragraph A. of this Article shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Restated Articles of Incorporation, if all of the conditions specified in subparagraphs 1. or 2. shall have been satisfied:

                1. The Business Combination shall have been approved by two-thirds (whether such approval is made prior to or subsequent to the acquisition of beneficial ownership of the Voting Shares that caused the 10% Shareholder [as hereinafter defined] to become a 10% Shareholder) of the Continuing Directors (as hereinafter defined); or

                2.  All of the following conditions shall have been met:

                    (a) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common shares in such Business Combination shall be at least equal to the highest amount determined under clauses (i) and
               (ii) below:

                              (i) (if applicable) The highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the 10% Shareholder for any Common shares in connection with the acquisition by the 10% Shareholder of beneficial ownership of Common shares (A) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (B) in the transaction in which it became a 10% Shareholder, whichever is higher; and

                         (ii) The Fair Market Value per Common share on the
                    Announcement Date or on the date on which the 10% Shareholder became a 10% Shareholder (such latter date referred to in this Article as the "Determination Date"), whichever is higher.

                              All per  share prices and  Fair Market Values
                    shall be adjusted to reflect any intervening stock splits, stock dividends and reverse stock splits.

                    (b) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock, other than Common shares, shall be at least equal to the highest amount determined under clauses (i), (ii) and (iii) below:

                              (i) (if applicable) The highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the 10% Shareholder for any share of such class or series of Capital Stock in connection with the acquisition by the 10% Shareholder of beneficial ownership of shares of such class or series of Capital Stock (A) within the two-year period immediately prior to the Announcement Date or (B) in the transaction in which it became a 10% Shareholder, whichever is higher.

                         (ii) The Fair Market Value per share of such class
                    or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                         (iii) (if applicable) The highest preferential amount per share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, regardless of whether the Business Combination to be consummated constitutes such an event.

                             All per share prices  and Fair Market  Values
                    shall be adjusted for intervening stock splits, stock dividends and reverse stock splits.

                              The provisions of this subparagraph (b) shall
                    be required to be met with respect to every class or series of outstanding Capital Stock, whether or not the 10% Shareholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

                    (c) The consideration to be received by holders of a particular class or series of outstanding Capital Stock (including Common shares) shall be cash or in the same form as previously has been paid by or on behalf of the 10% Shareholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the 10% Shareholder.

                    (d)  After   such   10% Shareholder   has    become   a
               10% Shareholder and prior to the consummation of such Business Combination:

                         (i) except as approved by two-thirds of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) in accordance with the terms of the outstanding Preferred shares;

                        (ii) there shall have been (A) no reduction in the
                    annual rate of dividend paid on the Common shares (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Shares), except as shall have been approved by two-thirds of the Continuing Directors, and (B) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding Common shares, unless the failure so to increase such annual rate shall have been approved by two-thirds of the Continuing Directors; and

                         (iii) such 10% Shareholder shall have not become the beneficial owner of any additional Voting Shares except as part of the transaction which results in such 10% Shareholder becoming a 10% Shareholder and except in a transaction that, after giving effect thereto, would not result in any increase in the 10% Shareholder's percentage beneficial ownership of any class or series of Capital Stock.

                    (e)  After   such   10% Shareholder   has    become   a
               10% Shareholder, such 10% Shareholder shall not have:

                         (i) received the  benefit, directly or  indirectly
                    (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; or

                         (ii) made  any major change  in the  Corporation's
                    business   or  equity  capital  structure  without  the
                    approval of two-thirds of the Continuing Directors.

                    (f) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall have been mailed to holders of outstanding Voting Shares of the Corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or lack thereof) of the terms of the Business Combination from a financial point of view to the holders of the outstanding Voting Shares other than the
               10% Shareholder and its Affiliates or Associates (as hereinafter defined).

               C.   For the purposes of this Article:

                     1.  The term "Business Combination" shall mean:

                    (a) any merger, consolidation or share exchanges of the
               Corporation or any Subsidiary (as hereinafter defined) with:

                          (i) any 10% Shareholder, or

                         (ii) any other company (whether  or not such other
                    company is a 10% Shareholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of a 10% Shareholder; or

                    (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any 10% Shareholder or any Affiliate or Associate of any 10% Shareholder involving any assets, securities or commitments of the Corporation or any Subsidiary having an aggregate Fair Market Value and/or involving aggregate commitments of five million dollars ($5,000,000) or more;

                    (c) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of related transactions) of any securities of the Corporation or any Subsidiary to any 10% Shareholder or any Affiliate or Associate of any 10% Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of five million dollars ($5,000,000) or more;

                    (d) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any 10% Shareholder or any Affiliate or Associate of any 10% Shareholder;

                   (e) any reclassification of any securities of the Corporation (including any reverse stock split), recapitalization or reorganization of the Corporation, merger or consolidation of the Corporation with any Subsidiary, or any other transaction (whether or not with or otherwise involving a 10% Shareholder or any Affiliate or Associate of any 10% Shareholder) that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary that is beneficially owned by any 10% Shareholder or any Affiliate or Associate of any 10% Shareholder; or

                    (f) any other transaction or series of transactions that is similar in purpose or effect to, or any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing subparagraphs (a) through (e).

               2. A "person" shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

                3. "10% Shareholder" shall mean, in respect of any Business Combination, any person or Affiliate or Associate (other than the Corporation or any Subsidiary and other than any profit sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee or fiduciary of any such plan when acting in such capacity) who or which, as of the record date for the determination of shareholders entitled to notice of and to vote on such Business Combination, or immediately prior to the consummation of any such transaction:

                    (a) is the beneficial owner, directly or indirectly, of not less than ten percent of the Voting Shares; or

                    (b) is an Affiliate or Associate of the Corporation and at any time within three (3) years prior thereto was the beneficial owner, directly or indirectly, of not less than ten percent of the then outstanding Voting Shares; or

                    (c)  is  an  assignee  or has  otherwise  succeeded  to
               control of any Voting Shares of the Corporation which were at any time within three (3) years prior thereto beneficially owned by any 10% Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                4.  A person shall be the "beneficial owner" of any  Voting
          Shares:

                    (a) which such person or any of its Affiliates and Associates beneficially owns, directly or indirectly; or

                    (b) which such person or any of its Affiliates or Associates has, directly or indirectly

                         (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, options, or otherwise, or

                         (ii) the right to vote  pursuant to any agreement,
                    arrangement or understanding; or

                    (c) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Voting Shares.

                5. Voting Shares shall include shares deemed beneficially owned through application of subparagraph 4 above but shall not include any Voting Shares which may be issuable pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants, options, or otherwise.

                6. "Continuing Director" shall mean any member of the Board of Directors who is not an Affiliate or Associate or representative of the 10% Shareholder and who was a member of the Board of Directors of the Corporation prior to the date as of which any 10% Shareholder acquired in excess of five percent of the then outstanding Voting Shares, or a person designated (before his initial election as a Director) as a Continuing Director by a majority of the then Continuing Directors.

                7. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" shall mean Common shares and/or the shares of any other class of outstanding Voting Shares of the Corporation retained by the holders of such shares.

                8. "Affiliate" and "Associate" shall have the respective meanings given those terms in Rule l2b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1986.

               9. "Subsidiary" means any company of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of 10% Shareholder set forth in subparagraph 3 of this paragraph C., the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

               10. The term "Capital Stock" shall mean all capital stock of this Corporation authorized to be issued from time to time under these Articles of Incorporation as amended from time to time.

               11.  The term "Fair Market Value" means:

                    (a) in the case of shares, the highest closing sale price during the 30-day period immediately preceding the date in question of such a share on the New York Stock Exchange; and

                    (b) in the case of property other than cash or shares, the fair market value of such property on the date in question as determined by a majority of Continuing Directors then on the Board.

               D. A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article on the basis of information known to them:

                     1. The number of Voting Shares beneficially owned by any person,

                     2. Whether a person is an Affiliate or Associate of another,

                     3. Whether a person has an agreement, arrangement or understanding with another as to the matters referred to in subparagraph 4 of paragraph C. of this Article,

                    4. Whether the assets which are the subject of any Business Combination have an aggregate Fair Market Value of five million dollars ($5,000,000) or more, and

                    5. Any other matters with respect to which a determination is required under this Article. Any such determinations made in good faith shall be binding and conclusive on all parties.

               E. Consideration for shares to be paid to any shareholder pursuant to this Article shall be the minimum consideration payable to the shareholder and shall not limit a shareholder's right under any provision of law or otherwise to receive greater consideration for any shares of the Corporation.

               F. The fact that any Business Combination complies with the provisions of subparagraph B.2. of this Article shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

               G. Notwithstanding any other provisions of these Restated Articles of Incorporation or the Bylaws of the Corporation any amendment, alteration, change or repeal of this Article shall require the affirmative vote of the holders of at least 70 percent of the then outstanding Voting Shares; provided that this paragraph G. shall not apply to, and such 70 percent vote shall not be required for, any amendment, alteration, change or repeal recommended to the shareholders by two-thirds of the Continuing Directors. H. Nothing contained in this Article shall be construed to relieve any 10% Shareholder from any fiduciary obligation imposed by law.

               ARTICLE XII. These Restated Articles of Incorporation correctly set forth without change the corresponding provisions of the Articles of Incorporation as heretofore amended and hereby amended, and supersede the original articles of incorporation and all amendments thereto.


          Dated  March 24, 1998


                                          /s/ P.K.  Merrell
                                         -----------------------------
                                         Vice President





                                          /s/ R.M. Ralph
                                         ------------------------------
                                         Assistant Secretary

                             CERTIFICATE OF ADOPTION OF


                        RESTATED ARTICLES OF INCORPORATION OF


                              THE MONTANA POWER COMPANY


               Pursuant to the provisions of Section 35-1-231, Montana Code
          Annotated,   the  undersigned  corporation  makes  the  following
          statements:

               FIRST:    The name  of the corporation is  The Montana Power
          Company.

               SECOND: The annexed Restated Articles of Incorporation of The Montana Power Company were approved by the Board of Directors on March 24, 1998. The Restated Articles contain the amendments described below, which were previously approved by the shareholders or the Board of Directors and filed with the Secretary of the States Office on the dates noted.

               A. The following amendment to the corporation's Restated Articles of Incorporation was adopted by the shareholders of the corporation on May 14, 1996 and filed with the Secretary of the State on June 14, 1996, in the manner prescribed by the Montana Business Corporation Act.

                    Article VI of the Restated Articles of Incorporation of
               the corporation is amended to read as follows:

                         No Director of the Corporation shall be personally
                    liable to the Corporation or its shareholders for money damages for any actions taken or any failure to take any action, as a Director, except liability for: (a) the amount of a financial benefit received by a Director to which the Director is not entitled; (b) an intentional infliction of harm on the corporation or its shareholders; (c) a violation of 35-1-713 of the Montana Code Annotated; or, (d) an intentional violation of criminal law. No amendment to or repeal of this Article VI shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

               B. The following amendment to the corporation's Restated Articles of Incorporation was adopted by the shareholders of the corporation on May 30, 1995 and filed with the Secretary of the State on June 12, 1995, in the manner prescribed by the Montana Business Corporation Act.

                    Article V of the Restated Articles of Incorporation  of
               the corporation is amended so that the following paragraph is added at the end thereof:

                         Notwithstanding   anything   contained  in   these
                    Articles (including Article VIII hereof) or in the Bylaws of the Corporation to the contrary (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles or the Bylaws of the Corporation), any amendment, alteration, change or repeal of, or the adoption of any provision inconsistent with, this Article V or Section 11 of the Bylaws of the Corporation by shareholders shall require the affirmative vote of the holders of at least two-thirds of the shares of the Corporation entitled to vote thereon.

               C. On August 24, 1993 and October 26, 1993, the Board of Directors of the corporation established and designated a Fourth Series of Preferred Stock, determining with respect to such Series the dividend rate, periods and payment dates, the redemption prices and the amount to be paid in the event of liquidation, dissolution or winding up of the affairs of the corporation or any distribution of its capital, and authorized the amendment to the Restated Articles of Incorporation and was filed with the Secretary of the State on October 29, 1993. The text of the amendment so authorized is as follows, and has been inserted as a new, undesignated subparagraph at the end of
          Section   (a)  of  Article  VII   of  the  Restated  Articles  of
          Incorporation:

               Fourth Series
               -------------

                    The  Fourth Series  of Preferred  Stock of  the Company
               (the "Fourth Series"), consists of 500,000 shares designated as "Preferred Stock, $6.875 Series," and has the relative rights, preferences and limitations as set fourth in these Restated Articles of Incorporation, and as follows:

                    (A) The dividend rate for the Fourth Series shall be $6.875 per share per annum; quarterly periods ending January 31, April 30, July 31 and October 31 of each year hereby are established as the regular dividend periods for the shares of such Series and dividends for such periods shall be payable, in arrears, on February 1, May 1, August 1, and November 1 of each year; provided, however, the first dividend shall be payable, in arrears, on February 1, 1994, for the period from the date of the original issue through January 31, 1994; and dividends on shares of the Fourth Series shall be cumulative from the date of original issue;

                    (B) The shares of the Fourth Series shall not be redeemable prior to November 1, 2003; the shares shall be redeemable, at the option of the Company, in whole or in part, at any time upon not less than thirty (30) days' notice, on and after November 1, 2003, at the redemption prices per share set forth below, plus, in each case, accumulated but unpaid dividends to the date of redemption:


                    Redemption Period                             Price

               November 1, 2003 to October 31, 2004              $103.438
               November 1, 2004 to October 31, 2005              $103.094
               November 1, 2005 to October 31, 2006              $102.750
               November 1, 2006 to October 31, 2007              $102.406
               November 1, 2007 to October 31, 2008              $102.063
               November 1, 2008 to October 31, 2009              $101.719
               November 1, 2009 to October 31, 2010              $101.375
               November 1, 2010 to October 31, 2011              $101.031
               November 1, 2011 to October 31, 2012              $100.688
               November 1, 2012 to October 31, 2013              $100.344
               November 1, 2013 and thereafter                   $100.000


                    (C) The amount which shall be paid to the holders of shares of the Fourth Series in the event of any liquidation, dissolution or winding up of the affairs of the Company or any distribution of its capital, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of Common Stock, shall be $100 per share, plus accumulated but unpaid dividends.


               D. The following amendment to its Articles of Incorporation was adopted by the shareholders of the corporation on May 8, 1990 and filed with the Secretary of the State on May 24, 1990, in the manner prescribed by the Montana Business Corporation Act. When this amendment was filed with the Secretary of the State the Article referenced as Article VI should have been referenced as Article VII. This was clerical error, the amendment approved by shareholders did reference
          Article VII, and is so referenced in the Restated Articles of Incorporation. Article VII was also addressed on March 24, 1998, at The Montana Power Company Board of Directors meeting, clarifying the intention concerning this amendment as follows:

                         RESOLVED further, that the language in the first
               paragraph of Section VII of the Articles of Incorporation, when amended by shareholders in 1990 was intended to replace both the first and second sentences of that section and the attached Restated Articles of Incorporation have so replaced both sentences so that the following two sentences contained in the Restated Articles of 1988 are;

                              ARTICLE VII. The aggregate number of shares which the Corporation has authority to issue is 65,000,000 shares without nominal or par value, consisting of 5,000,000 Preferred shares and 60,000,000 Common shares.

                              At the  date hereof, the aggregate  number of
                    shares, issued and unissued, itemized by class and series, if any, within each class is as follows:


                                     Issued       Unissued        Total
                                    ---------    ----------    ----------


                         Common     23,750,936   36,249,064    60,000,000


                         Preferred:
                          $6.00 Series   159,589
                          $4.20 Series    60,000
                          $2.15 Series 1,200,000
                         Undesignated              3,580,411     5,000,000


                    And, the following sentence replaces the above two
               sentences in the attached Restated Articles of
               Incorporation:

                              ARTICLE VII. The aggregate number of shares which the Corporation has authority to issue is 125,000,000 shares without nominal or par value, consisting of 5,000,000 Preferred shares and 120,000,000 Common shares.

               THIRD:    Shareholder approval of these Restated Articles of
          Incorporation is not required.

               FOURTH:   The  adopted  Restated  Articles of  Incorporation
          supersede  the  original   Articles  of  Incorporation   and  all
          amendments to them and all prior restatements.


          DATED:    March 24, 1998

                                             THE MONTANA POWER COMPANY

                                              /s/ Pamela K. Merrell
                                             ------------------------------
                                             Vice President and Secretary

          (SEAL)
                                              /s/ R.M. Ralph
                                             ------------------------------
                                                  Assistant Secretary



          STATE OF MONTANA              )
                                        )  ss.
          County of Silver Bow          )


               I, the undersigned, Notary Public, do hereby certify that on this 26th day of March 1998, personally appeared before me P. K. Merrell, who, being by me first sworn, declared that she is Vice President and Secretary of The Montana Power Company, that she signed the foregoing document as Vice President and Secretary of the corporation, and that the statements therein contained are true.


                   (SEAL)

                                             Notary Signature
                                   ---------------------------------------

                                   Notary Public for the State of Montana
                                         Residing at Butte, Montana
                                   My Commission expires ___________________.




                                             [Notarial Seal]